Exhibit 4.8

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [                    ] 1

ISIN [                    ]

[RULE 144A][REGULATION S] [IAI][GLOBAL] NOTE

13 1/2% Second Lien Senior Secured Notes due 2018

No.	[$	]

AMERICAN MEDIA, INC.

promises to pay to Cede & Co. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note or Increase/Decrease in the Principal Amount of the Global Note attached hereto] [of                      United States Dollars] on June 15, 2018.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

[1]	Rule 144A Note CUSIP: 02744L AC4
Rule 144A Note ISIN: US02744LAC46
Regulation S Note CUSIP: U02703 AA1
Regulation S Note ISIN: USU02703AA15
IAI Note CUSIP: 02744L AD2
IAI Note ISIN: US02744LAD29
Unrestricted Note CUSIP: 02744L AE0
Unrestricted Note ISIN: US02744LAE02

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

AMERICAN MEDIA, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated: [                    ]

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

[Back of Note]

13  1/2% Second Lien Senior Secured Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. References to “interest” shall also be deemed to be references to “Additional Interest,” unless the context otherwise requires.

1. INTEREST. The references in this Note to the “Issuer” refers only to American Media, Inc., a Delaware corporation. The Issuer promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on June 15 and December 15 of each year, commencing on June 15, 2011, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issue date of the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the Register of the Holders, provided that [all payments of principal, premium, if any, and interest on this Notes will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof]2 [all payments of principal, premium, if any, and interest on, this Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion)]3. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust FSB, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 22, 2010 (as amended, modified or supplemented from time to time, the “Indenture”), among American Media, Inc., the Guarantors named therein, the Trustee and the Collateral Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 13 1/2% Second Lien Senior Secured Notes due 2018. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

[2]	Applicable if this Note is represented by a Global Note registered in the name of or held by DTC or its nominee on the relevant record date.

[3]	Applicable if this Note is represented by a Definitive Note.

The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) At any time and from time to time prior to December 15, 2013, the Issuer may redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings at a redemption price of 113.500% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

(b) At any time prior to December 15, 2013 the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest thereon, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) On or after December 15, 2013, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2013	110.125%
2014	106.750%
2015	103.375%
2016 and thereafter	100.000%

Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Issuer may be required to offer to purchase the Notes pursuant to Sections 4.10 and 4.14 of the Indenture. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 13 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes shall be redeemed in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof; no Notes of $1.00 or less may be redeemed in part unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) Upon the occurrence of Asset Sales, the Issuer may be obligated pursuant to Section 4.10 of the Indenture to make offers to purchase Notes and redeem other Permitted Second Lien Obligations of the Issuer with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are issued initially in registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Security Documents, the Intercreditor Agreement, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or, without duplication, interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of December 22, 2010, among the Issuer, the Guarantors, the Backstop Parties and the other Holders named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).

15. GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:

American Media, Inc.

1000 American Media Way

Boca Raton, FL 33464-1000

Fax No.: (561) 989-1224

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.10 [    ] Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE OR

INCREASE/DECREASE IN THE PRINCIPAL AMOUNT OF THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note or increase/decrease in the principal amount of this Global Note, have been made:

Date of Exchange or Increase/Decrease	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.